EXHIBIT 99

Company Contact:
Mary C. Adams, Investor Relations
310-342-2229
maryadams@learningtree.com

LEARNING TREE ANNOUNCES THIRD QUARTER RESULTS

AND PLAN TO PROMOTE CHIEF OPERATING OFFICER TO PRESIDENT

LOS ANGELES, CA—August 7, 2003—Learning Tree International, Inc. (NASDAQ: LTRE) announced revenues and income for the quarter and nine months ended June 30, 2003. Revenues for the quarter decreased by 13% to $39.1 million from $45.0 million for the corresponding quarter of the prior year. Income from operations for the third quarter of fiscal 2003 was $1.1 million, compared to $3.5 million for the same quarter of fiscal 2002. Net income for the most recent quarter was $1.0 million compared to $2.9 million for the same quarter last year. Net income per diluted share for the third quarter was $0.06 compared with $0.16 for the same quarter of the prior year.

Revenues for the nine months ended June 30, 2003 decreased by 13% to $115.9 million from $132.8 million for the same period of the prior year. Income from operations for the nine months ended June 30, 2003 was $4.1 million versus $8.1 million for the same period of fiscal 2002. Net income for the first nine months of fiscal 2003 was $3.8 million compared to $6.6 million in the corresponding period of fiscal 2002. Net income per diluted share for the first nine months of fiscal 2003 was $0.22 compared to $0.34 in the corresponding period of fiscal 2002.

Dr. David C. Collins, Learning Tree’s Chairman and CEO commented, “I am pleased with the profitability that we achieved in our third quarter as a result of our ongoing focus on costs and the seasonal improvements in our revenues. Simultaneously, we continued to strengthen our position as the leading global brand in vendor independent information technology training by achieving the highest customer ratings in our twenty-nine year history. Our new proprietary MagnaLearn™ Instructional Enhancement System has been enthusiastically received by our customers and we are nearing completion of its worldwide roll-out for courses conducted both in our education centers and at customer sites.”

Dr. Collins also announced that Learning Tree’s Chief Operating Officer, Nicholas R. Schacht, is expected to be promoted to President of Learning Tree later this calendar year. “This promotion reflects the confidence of our Board in Nick Schacht’s leadership ability,” commented Dr. Collins. “While serving as our Chief Operating Officer, Nick has demonstrated a superb grasp of our business, exceptional judgment and strong analytic skills in an expanding range of responsibilities. Nick has been instrumental in our successful adjustment to current market conditions, and together we look forward to leading Learning Tree’s growth as conditions in the technology sector improve.”

Prior to joining Learning Tree, Mr. Schacht held executive leadership positions in the training industry including Group President for the Institute for International Research, and President of ESI International. Mr. Schacht earned a B.S. degree with honors from the U.S. Naval Academy, a Master’s degree in General Administration from the University of Maryland and a Master of Science degree from The George Washington University. Mr. Schacht will continue to report to Dr. Collins.

Eric R. Garen, a co-founder of Learning Tree in 1974 and President of the Company since 1991, will become Vice Chairman of its Board of Directors upon the promotion of Mr. Schacht to President. In that role, he will continue to serve as a key interface for Learning Tree with the financial markets. Mr. Garen will also serve as a consultant to the Company on product development and marketing issues.

There will be a conference call today, August 7, 2003, at 1:30 p.m. (PDT) during which Learning Tree senior management will discuss its third quarter results and will address inquiries from investors and analysts.

Investors and the general public are invited to listen to a live webcast of the call at http://www.learningtree.com or by dialing 1-800-299-0148. Prepared remarks related to the call will be available at the same Web site just prior to the call.

Learning Tree International is a leading worldwide provider of vendor- independent education and training to information technology professionals in business and government organizations. The Company develops, markets and delivers a broad, proprietary library of instructor-led courses focused on client/server technology, operating systems, programming languages, intranet/Internet/Web applications, computer networks, computer and network security, databases, software engineering, object-oriented technology and management. The Company also tests and certifies IT professionals, and Learning Tree courses are recommended for college credit by the American Council on Education and are accepted for college credit at the University of Phoenix. For more information about Learning Tree products and services, call 1-800-THE-TREE, or visit us on the World Wide Web at: http://www.learningtree.com.

Except for historical information contained herein, the matters addressed in this press release are “forward-looking statements.” All plans, projections, and future estimates are forward-looking statements, which in some, but not all, cases, are identified by words such as “anticipate,” “estimate,” “project,” “believe,” “expect” and similar expressions. Please do not put undue reliance on forward-looking statements. Forward-looking statements are based on certain factors and assumptions about future risks and uncertainties. Many, but not all, of these factors and assumptions are identified in Exhibit 99.1, “Risk Factors” to Learning Tree International, Inc.’s 2002 Annual Report on Form 10-K (“Exhibit 99.1”). Although Learning Tree believes that the assumptions are reasonable, it is likely that at least some of the forward-looking statements will not come true. Accordingly, Learning Tree’s actual results will differ from those suggested by any forward-looking statement, and those differences could be material. Factors that could cause or contribute to such differences include, among others, those factors included in Exhibit 99.1, as well as those discussed in other places in Learning Tree’s filings with the Securities and Exchange Commission. For example, actual results could differ materially from those projected as a result of Learning Tree’s dependence on the timely development, introduction and customer acceptance of courses and products; risks in technology development and introduction; risks associated with the introduction of e-learning by Learning Tree’s competitors; the impact of competition and pricing pressures; Learning Tree’s ability to attract and retain key management and other personnel; risks associated with international operations, including currency fluctuations; the effect of changing economic conditions; Learning Tree’s ability to maintain its current operating margins; the effect of adverse weather conditions, strikes, acts of war or terrorism, and other external events. Should one or more of these risks, or any other risk, materialize, or should one or more of the underlying assumptions prove to be incorrect, Learning Tree’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking information will in fact prove to be correct. Learning Tree does not undertake any obligation to update forward-looking statements.

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share amounts)

	Three Months Ended June 30		Nine Months Ended June 30
	(Unaudited)		(Unaudited)
	2003	2002	2003	2002
Revenues	$39,099	$45,034	$115,920	$132,840
Cost of revenues	18,955	20,001	55,295	59,461

Gross profit	20,144	25,033	60,625	73,379

Operating expenses:
Course development	1,856	2,319	6,048	7,096
Sales and marketing	11,543	12,863	32,618	38,952
General and administrative	5,667	6,381	17,894	19,278

Total operating expenses	19,066	21,563	56,560	65,326

Income from operations	1,078	3,470	4,065	8,053
Other income (expense)	475	1,086	1,788	2,103

Income before provision for income taxes	1,553	4,556	5,853	10,156
Provision for income taxes	551	1,617	2,078	3,605

Net income	$1,002	$2,939	$3,775	$6,551

Earnings per common share	$0.06	$0.16	$0.22	$0.35

Earnings per common share assuming dilution	$0.06	$0.16	$0.22	$0.34

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	June 30, 2003	September 30, 2002
	(Unaudited)
Cash and cash equivalents	$ 88,697	$ 96,897
Trade accounts receivable	12,296	11,522
Prepaid expenses and taxes	9,366	11,992

Total current assets	110,359	120,411
Equipment, long-term investments and other	31,391	33,607

Total assets	$ 141,750	$ 154,018

Accounts payable and accrued liabilities	$18,412	$18,688
Deferred revenue	51,131	55,868

Total current liabilities	69,543	74,556
Other	2,749	2,732

Total liabilities	72,292	77,288

Stockholders’ equity	69,458	76,730

Total liabilities and stockholders’ equity	$ 141,750	$ 154,018

###